Exhibit (99)

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809 (Tel)
(651) 225-3123 (Fax)

ECOLAB 2004 EPS REACHES RECORD $1.19, UP DOUBLE DIGITS
Fourth quarter $0.27, in forecasted range
2005 EPS expected to rise to $1.30-$1.34 range

2004 FULL YEAR HIGHLIGHTS

•                  Record diluted net income per share +12%

•                  Record diluted EPS from ongoing operations +16%

•                  Record sales +11% to $4.2 billion

•                  Strong first half earnings allow second half investments

2004 FOURTH QUARTER HIGHLIGHTS:

•                  Record diluted net income per share +4%

•                  Record sales +12%

•                  Domestic and international sales gains lead growth and offset investments and higher tax rate

	Fourth Quarter and Year Ended Dec. 31
	Fourth Quarter		%	Year		%
(Millions, except per share)	2004	2003	increase	2004	2003	increase
	(unaudited)			(unaudited)

Net Sales	$1,072.5	$956.5	12%	$4,184.9	$3,761.8	11%

Operating Income	123.2	114.3	8%	534.1	482.7	11%

Pretax Income	111.8	103.7	8%	488.8	448.4	9%
Taxes	40.5	36.3	12%	178.3	171.1	4%
Net Income	$71.2	$67.4	6%	$310.5	$277.3	12%

Diluted Net Income Per Common Share	$0.27	$0.26	4%	$1.19	$1.06	12%
Diluted Average Shares Outstanding	262.3	260.6	1%	261.8	262.7	0%

- more -

ST. PAUL, Minn., February 3, 2005:  Continued growth in its domestic and international businesses, along with favorable currency exchange, offset accelerated business investments, higher delivered product costs and a higher tax rate in Ecolab’s results for the quarter ended December 31, 2004 as diluted net income per share rose to $0.27, the mid-point of the company’s $0.26-$0.28 per share range.

Ecolab’s consolidated sales increased 12% to a record $1.1 billion in 2004’s fourth quarter.  Net income rose 6% to a record $71 million.  Net income per diluted share was $0.27, representing a 4% gain over $0.26 a year ago.  Results for the fourth quarter 2003 included $4.5 million of expense related to postretirement death benefits for retired executives.  Currency translation had a favorable impact on net income of approximately $3.3 million for the fourth quarter of 2004 compared with a $4.5 million benefit from currency last year.

Commenting on the quarter, Douglas M. Baker, Ecolab’s President and Chief Executive Officer said, “The fourth quarter was right in line with our targets. We used the strong earnings momentum of 2004 to fund accelerated investments and to reduce promotions and sales incentives in the quarter while still delivering an outstanding year.  Importantly, we beat all three of our long term financial objectives in 2004: earnings per share growth from ongoing operations was 16% versus our 15% growth goal, return on beginning equity was 24% compared with our 20% target, and we sustained an “A” rated balance sheet, well above our objective of an investment grade rating.

“It was an outstanding year for Ecolab, our people and our shareholders as we delivered great results and used the momentum to invest in continued growth for the future.  Once again, exceptional execution by our sales and service force, another great slate of new products and the commitment of the Ecolab team led the way.

“The investments we made in 2004 have improved our prospects for the future.  We remain excited about our fundamental markets and growth opportunities as 2005 unfolds, and we have the plans in place to take advantage of them.  We accelerated sales and service force additions, adding to our already industry-leading team. Further, we will have more innovative new products in 2005 as we continue to drive for better, more effective and more efficient value-driven customer solutions.

“We feel well positioned as we move into 2005. Clearly, as in any year, we face challenges, and 2005 will be no exception.  Rising raw material costs, weak economies in Europe and currency

- more -

changes will require us to take effective offsetting actions as a management team.  However, Ecolab has consistently met such challenges in the past, and we expect to meet them once again in 2005.  We are already driving pricing where needed, focusing on cost savings and, as always, driving growth.

“We enter 2005 in good shape and ready for the challenges ahead.  We are focused on the tasks required to achieve what we expect will be another superior performance and record year.”

Fourth quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 9% to $437 million.  Excluding acquisitions and divestitures, sales rose 7% for the quarter, as gains in Institutional and Kay led the growth.  Ecolab’s United States Cleaning & Sanitizing operating income decreased 16% to $51 million.  Excluding acquisitions and divestitures, operating income declined 23%.   Planned investments in the sales and service force, technology, and research & development combined with higher delivered product costs, incentive-based compensation costs and a less favorable business mix more than offset sales growth and cost savings programs.

United States Other Services sales increased 7% to $86 million in the fourth quarter.  Operating income rose to $4 million as Pest Elimination showed good growth.  GCS showed modest improvement over last year.

Sales of Ecolab’s International operations grew 8% in the fourth quarter when measured at fixed currency rates to $509 million.  Excluding acquisitions and divestitures, sales rose 4%.  Latin America sales showed strong growth, while Europe/Africa/Middle East and Asia Pacific reported modest gains.  Fixed currency operating income rose 10% to $62 million as margins improved in most regions through new products and programs as well as careful management of costs.  Excluding acquisitions and divestitures, operating income increased 7%.  At public currency rates, International sales increased 16% and operating income grew 20%.

Ecolab repurchased 1,062,600 shares of its common stock during the fourth quarter.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  These statements do not include the potential impact of business acquisitions, divestitures, adoption of new financial accounting standards, or other material corporate events, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

- more -

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the first quarter 2005 over the first quarter 2004.  Gross margins are expected to be in the range of 51% to 52% of sales, and selling, general and administrative expenses are expected to be in the 39% range.  The effective tax rate should approximate 2004’s 36.8% full year rate from ongoing operations.  Overall, currency translation is expected to contribute to first quarter earnings.  Diluted earnings per share from ongoing operations are expected to be in the $0.27-$0.29 range in the first quarter of 2005.  Ecolab reported diluted net income per share of $0.25 in the first quarter of 2004; first quarter 2004 earnings from ongoing operations were $0.26 per share.  For the full year ending December 31, 2005, Ecolab expects diluted earnings per share from ongoing operations will reach the $1.30 to $1.34 range.

Beginning with the third quarter ending September 30, 2005, Ecolab plans to adopt SFAS 123(R), the new standard for expensing stock options.  The above forecasts for the first quarter and full year 2005 do not include any impact from the accounting rule changes.  As part of the transition to the new standard, Ecolab expects to restate its earnings history in line with the pro forma amounts historically disclosed in Ecolab’s financial statements.  Ecolab expects to have these restated results available on Ecolab’s website at www.ecolab.com/investor in the third quarter.

Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products for the hospitality, foodservice, institutional and industrial markets.  Ecolab shares are traded on the New York Stock Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at www.ecolab.com.

Ecolab will host a live webcast to review the fourth quarter earnings announcement today at 2:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at www.ecolab.com/investor.  A replay of the webcast will be available at that site through February 11, 2005.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player.  If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at www.microsoft.com/windows/windowsmedia/players.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2005 first quarter and full year financial and business prospects, including estimated sales, gross margins, selling, general and administrative expenses, taxes, currency translation, earnings per share and future

- more -

accounting for stock options.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  Risks and uncertainties that may affect operating results and business performance include: the vitality of the foodservice, hospitality, travel, healthcare and food processing industries; restraints on pricing flexibility due to competitive factors, customer or vendor consolidations, and existing contractual obligations; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials or substitutes therefor; the occurrence of capacity constraints or the loss of a key supplier or the inability to obtain or renew supply agreements on favorable terms; the effect of future acquisitions or divestitures or other corporate transactions; the company’s ability to achieve plans for past acquisitions; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of our products and (ii) changes in tax, fiscal, governmental and other regulatory policies; economic factors such as the worldwide economy, interest rates and currency movements, including, in particular, our exposure to foreign currency risk; the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war (including acts of terrorism or other hostilities which impact our markets), (d) natural or manmade disasters and, (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality, and travel industries; loss of, or changes in, executive management; our ability to continue product introductions or reformulations and technological innovations; and other uncertainties or risks reported from time-to-time in our reports to the Securities and Exchange Commission.  In addition, we note that our stock price can be affected by fluctuations in quarterly earnings. There can be no assurances that our earnings levels will meet investors’ expectations.

#  #  #

IMMEDIATE RELEASE

M.J. Monahan

(651)  293-2809

ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004

	Fourth Quarter		Year
(thousands, except per share)	2004	2003	2004	2003
	(unaudited)		(unaudited)

Net Sales	$1,072,535	$956,466	$4,184,933	$3,761,819

Cost of Sales *	532,908	469,823	2,031,280	1,845,202
Selling, General and Administrative Expenses	416,884	372,812	1,615,064	1,433,551
Special Charges (Income) **	(429)	(472)	4,467	408

Operating Income	123,172	114,303	534,122	482,658

Gain on Sale of Equity Investment	—	228	—	11,105

Interest Expense, Net	11,388	10,839	45,344	45,345

Income before Income Taxes	111,784	103,692	488,778	448,418

Provision for Income Taxes	40,542	36,256	178,290	171,070

Net Income	$71,242	$67,436	$310,488	$277,348

Diluted Net Income per Common Share	$0.27	$0.26	$1.19	$1.06

Weighted-Average Common
Shares Outstanding
Basic	257,774	257,428	257,575	259,454
Diluted	262,282	260,628	261,776	262,737

* Cost of sales includes income from reductions in restructuring accruals of $40 and $31 for the fourth quarters ended December 31, 2004 and 2003, respectively, and $106 and $76 for the years ended December 31, 2004 and 2003, respectively.

** Special charges (income) include revisions to reduce prior restructuring expenses of $177 and $821 for the fourth quarter and year ended December 31, 2004, respectively. For the fourth quarter ended December 31, 2004, special charges also include a gain of $292 on the sale of a small business. Special charges for the year ended December 31, 2004, included a charge of $1,600 for in-process research and development as part of the July 30 acquisition of Alcide Corp. It also includes a charge of $3,980 related to the disposal of a grease management product line. Special charges (income) include revisions to reduce prior restructuring expenses of $491 and $1,283 for the fourth quarter and year ended December 31, 2003, respectively.  The fourth quarter and year also include expense of $19 and $1,691, respectively, related to a change in the amount of goodwill allocated to an international business sold earlier in the year.

ECOLAB INC.

OPERATING SEGMENT INFORMATION

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004

	Fourth Quarter		Year
(thousands)	2004	2003	2004	2003
	(unaudited )		(unaudited)

Net Sales
United States
Cleaning & Sanitizing	$436,532	$401,332	$1,796,355	$1,694,323
Other Services	86,498	80,655	339,305	320,444
Total	523,030	481,987	2,135,660	2,014,767

International	508,611	472,562	1,931,321	1,797,400
Effect of Foreign Currency Translation	40,894	1,917	117,952	(50,348)
Consolidated	$1,072,535	$956,466	$4,184,933	$3,761,819

Operating Income
United States
Cleaning & Sanitizing	$51,336	$60,891	$290,366	$285,212
Other Services	4,414	1,844	24,432	21,031
Total	55,750	62,735	314,798	306,243

International	61,577	55,988	210,595	187,864
Corporate Expense*	469	(3,998)	(4,361)	(4,834)
Effect of Foreign Currency Translation	5,376	(422)	13,090	(6,615)
Consolidated	$123,172	$114,303	$534,122	$482,658

*  Consistent with the company’s internal management reporting, corporate expense includes income from reductions in restructuring accruals of $177 and $522 for the fourth quarters ended December 31, 2004 and 2003, respectively and $927 and $1,359 for the years ended December 31, 2004 and 2003, respectively. For the fourth quarter ended December 31, 2004, corporate expense also includes a gain of $292 on the sale of a small business. Corporate expense for the year ended December 31, 2004 included a charge of $1,600 for in-process research and development recorded as part of the July 30 acquisition of Alcide Corp. Corporate expense for the year ended December 31, 2004 also includes a charge of $3,980 related to the disposal of a grease management product line. Corporate expense also includes expense of $19 and $1,691, respectively, for the fourth quarter and year ended December 31, 2003 related to a change in the amount of goodwill allocated to a business sold in 2003 and expense of $4,502 related to postretirement death benefits for retired executives.

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

(thousands)	December 31 2004	December 31 2003
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$71,231	$85,626
Accounts receivable, net	738,266	626,002
Inventories	338,603	309,959
Deferred income taxes	76,038	75,820
Other current assets	54,928	52,933
Total current assets	1,279,066	1,150,340

Property, plant and equipment, net	834,730	736,797

Goodwill, net	991,811	797,211

Other intangible assets, net	229,095	203,859

Other assets, net	381,472	340,711

Total assets	$3,716,174	$3,228,918

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$56,132	$70,203
Accounts payable	269,561	212,287
Compensation and benefits	231,856	190,386
Income taxes	22,709	59,829
Other current liabilities	359,289	319,237
Total current liabilities	939,547	851,942

Long-term debt	645,445	604,441

Postretirement health care and pension benefits	270,930	249,906

Other liabilities	297,733	227,203

Shareholders’ equity	1,562,519	1,295,426

Total liabilities and shareholders’ equity	$3,716,174	$3,228,918

ECOLAB INC.

SUPPLEMENTAL DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

	Quarter Ended March 31 2003	Quarter Ended June 30 2003	Six Months Ended June 30 2003	Quarter Ended Sept. 30 2003	Nine Months Ended Sept. 30 2003	Quarter Ended Dec. 31 2003	Year Ended Dec. 31 2003

Pro forma income from ongoing operations	$0.21	$0.25	$0.46	$0.32	$0.78	$0.26	$1.03
Pro forma adjustments:
Gain from sale of equity investments				0.02	0.02		0.03
Special charges				(0.01)
Net income, as reported	$0.21	$0.25	$0.46	$0.33	$0.80	$0.26	$1.06

	Quarter Ended March 31 2004	Quarter Ended June 30 2004	Six Months Ended June 30 2004	Quarter Ended Sept. 30 2004	Nine Months Ended Sept. 30 2004	Quarter Ended Dec. 31 2004	Year Ended Dec. 31 2004

Pro forma income from ongoing operations	$0.26	$0.30	$0.56	$0.36	$0.92	$0.27	$1.19
Pro forma adjustments:
Special charges	(0.01)		(0.01)		(0.01)		(0.01)
Net income, as reported	$0.25	$0.30	$0.55	$0.36	$0.92	$0.27	$1.19

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the tables above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2004 and 2003. The company believes that pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s results against, because unusual items during 2004 and 2003 impacted the company’s reported net income (see “pro forma adjustments” in table above). The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the full year, quarters and interim year-to-date periods ended March 31, June 30, September 30, and December 31, 2004 and for the full year and quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2003. The information was originally presented in the company’s quarterly earning releases and reflects the impact of the company’s two-for-one stock split paid June 6, 2003. Special charges includes reductions to prior restructuring expenses, losses related to the sale of a product line, a charge for in-process research and development and a favorable tax benefit related to prior periods. The pro forma information should not be construed as an alternative to reported results under U.S. GAAP.